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                                                                 Exhibit 24(c)
                                                                   -------------

                               POWER OF ATTORNEY
                               -----------------

                  The undersigned directors and officers of The Gorman-Rupp Company (the "Company") hereby appoint John A. Walter, Jeffrey S. Gorman, Robert
E. Kirkendall and Anthony R. Moore, and each of them, as attorneys for the undersigned and for each of them, with full power of substitution and resubstitution, for and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) a registration statement on Form S-3 (or such other form as counsel to the Company may advise as appropriate) in order to effect the registration of 100,000 of the Company's Common Shares to permit the sale of such Shares by Bank One Trust Company, N.A., Mansfield, Ohio (as trustee) pursuant to a Distribution Agreement dated as of December 1, 1997, and
(ii) any and all supplements, amendments (including post-effective amendments), exhibits and consents to such registration statement, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration statement or the securities covered thereby; and to take any and all other action that any of them deem necessary or advisable in order to effect the registration, qualification or exemption of the foregoing 100,000 Common Shares similarly to permit the sales of such Shares by Bank One (as trustee) under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable.




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                                                                               3



                     Executed this 23rd day of October, 1997.

/s/JOHN A. WALTER                      President, Principal Executive
--------------------------                  Officer and Director
John A. Walter

/s/KENNETH E. DUDLEY                   Treasurer and Principal Financial
--------------------------                  and Accounting Officer
Kenneth E. Dudley

/s/JAMES C. GORMAN                     Director
--------------------------
James C. Gorman

/s/WILLIAM A. CALHOUN                  Director
--------------------------
William A. Calhoun

/s/JEFFREY S. GORMAN                   Director
--------------------------
Jeffrey S. Gorman

--------------------------            Director
Thomas E. Hoaglin

/S/PETER B. LAKE, PH.D                 Director
--------------------------
Peter B. Lake, Ph.D.

/s/JAMES R. WATSON                     Director
--------------------------
James R. Watson